PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2014

ORGANIC REVENUE GROWTH OF 8.3%, EBITDA GROWTH OF 18.1% AND 90 BASIS POINTS OF MARGIN IMPROVEMENT

FREE CASH FLOW GROWTH OF 34.0%

INCREASED 2014 GUIDANCE IMPLIES YEAR-OVER-YEAR EBITDA GROWTH OF +13.5% TO +16.1%, MARGIN IMPROVEMENT OF 60 TO 70 BASIS POINTS, AND FREE CASH FLOW GROWTH OF +15.8% TO +20.2%

FIRST QUARTER HIGHLIGHTS:

•	Revenue increased to $292.6 million from $265.6 million, an increase of 10.1%
•	Organic revenue increased 8.3%
•	EBITDA increased to $36.4 million from $30.8 million, an increase of 18.1%
•	EBITDA margin increased 90 basis points to 12.5% from 11.6%
•	Free Cash Flow increased to $20.6 million from $15.4 million, an increase of 34.0%
•	Net New Business wins totaled $24.4 million

NEW YORK, NY (April 24, 2014) – MDC Partners Inc. (NASDAQ: MDCA; TSX: MDZ.A) today announced financial results for the three months ended March 31, 2014.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “We are extremely pleased with the start to our 2014 fiscal year.  We had a strong quarter across all financial metrics. Our investment in - and commitment to - great talent, technology and cutting edge tactics continues to pay dividends and is leading to accelerated organic growth, expanding margins, higher returns on invested capital and growing free cash flow.  In the quarter we won $24 million of net annualized revenue and the new business pipeline is exceedingly robust. In addition, we opportunistically accessed capital and continued to reduce our cost of capital, a benefit to our shareholders, especially as we continue to efficiently and effectively build and increase the sustainable, profitable growth rate of our business.  The improved pricing reflects our strong financial performance and our unique and proven growth model. We are very excited about what the remainder of 2014 holds and are thus raising our full year outlook.”

Guidance for 2014 is revised as follows:

		Initial	Revised	Implied
	2013	2014	2014	Year over Year
	Actuals	Guidance	Guidance	Change
Revenue	$1.15 billion	$1.230 - $1.255 billion	$1.245 - $1.270 billion	+8.4% to +10.5%
EBITDA	$159.4 million	$177 - $181 million	$181 - $185 million	+13.5% to +16.1%
Free Cash Flow	$91.6 million	$104 - $108 million	$106 - $110 million	+15.8% to +20.2%

EBITDA Margin	13.9%	14.4%	14.5% to 14.6%	+60 to 70 basis points

Consolidated revenue for the first quarter of 2014 was $292.6 million, an increase of 10.1% compared to $265.6 million in the first quarter of 2013. EBITDA for the first quarter of 2014 was $36.4 million, an increase of 18.1% compared to $30.8 million in the fourth quarter of 2013. Net loss attributable to MDC Partners in the first quarter was ($8.8) million compared to a loss of ($43.2) million in the first quarter of 2013. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first quarter of 2014 was ($0.18) compared to a loss of ($0.87) per share in the same period of 2013. Free cash flow was $20.6 million in the first quarter of 2014, compared with $15.4 million in the first quarter of 2013.

David Doft, CFO of MDC Partners, said, “Our performance this quarter highlights the core fundamental strength of our business and our ability to overcome the volatility sometimes associated with client engagements. Our partner agencies are performing ahead of expectations broadly across the portfolio and we are executing well against a number of our growth initiatives. As a result, we are raising our guidance for 2014. Specifically, we are increasing our revenue guidance for the year to $1.245 to $1.270 billion, implying 8.4% to 10.5% year over year growth. We are also increasing EBITDA guidance to $181 to $185 million, implying year-over-year growth of 13.5% to 16.1% and EBITDA margins of 14.5% to 14.6%, and our Free Cash Flow guidance to $106 to $110 million, implying year-over-year growth of 15.8% to 20.2%. Importantly, the increase in our outlook is all organic and reflects the underlying strength of our existing partners, bolstering our confidence even more regarding our ability to achieve our target margins of 15% to 17% in the next two to three years.”

MDC Partners Announces $0.18 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.18 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about May 20, 2014, to shareholders of record at the close of business on May 5, 2014.

Conference Call

Management will host a conference call on Thursday, April 24, 2014 at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-317-0790 or toll free 1-877-870-4263. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. May 9, 2014, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10043514) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC’s reputation as “The Place Where Great Talent Lives.”

MDC Partners’ Class A shares are publicly traded on NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three months ended March 31, 2014, and 2013; and (2) presenting Free Cash Flow for the three months ended March 31, 2014, and 2013. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013

Revenue	$292,569	$265,636

Operating Expenses:
Cost of services sold	191,693	177,858
Office and general expenses	78,174	67,360
Depreciation and amortization	11,295	9,479
	281,162	254,697

Operating profit	11,407	10,939

Other Income (Expenses):
Other, net	(6,537)	2,689
Interest expense and finance charges	(12,754)	(12,428)
Loss on Redemption of Notes	-	(55,588)
Interest income	109	103

Loss from continuing operations before income taxes and equity in affiliates	(7,775)	(54,285)

Income tax benefit	(334)	(14,250)

Loss from continuing operations before equity in affiliates	(7,441)	(40,035)
Equity in earnings of non-consolidated affiliates	63	41

Loss from continuing operations	(7,378)	(39,994)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(106)	(2,182)
Net loss	(7,484)	(42,176)
Net income attributable to the noncontrolling interests	(1,362)	(982)
Net loss attributable to MDC Partners Inc.	$(8,846)	$(43,158)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.18)	$(0.87)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.00)	$(0.05)
Loss attributable to MDC Partners Inc. common shareholders	$(0.18)	$(0.92)

Weighted Average Number of Common Shares:
Basic and Diluted	49,338,332	46,850,840

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$205,948	$86,621	-	$292,569

Operating profit (loss) as reported	$23,603	$(1,719)	$(10,477)	$11,407
margin	11.5%	-2.0%		3.9%

Add:
Depreciation and amortization	5,046	5,747	502	11,295
Stock-based compensation	2,139	1,277	952	4,368
Acquisition deal costs	155	584	332	1,071
Deferred acquisition consideration adjustments to P&L	4,431	3,591	-	8,022
Profit distributions from affiliates	-	238	43	281

EBITDA *	$35,374	$9,718	$(8,648)	$36,444
margin	17.2%	11.2%		12.5%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

* stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$183,430	$82,206	-	$265,636

Operating profit (loss) as reported	$22,657	$(1,208)	$(10,510)	$10,939
margin	12.4%	-1.5%		4.1%

Add:
Depreciation and amortization	5,774	3,340	365	9,479
Stock-based compensation	1,141	829	2,531	4,501
Acquisition deal costs	126	95	315	536
Deferred acquisition consideration adjustments to P&L	499	1,797	-	2,296
Profit distributions from affiliates	-	-	3,096	3,096

EBITDA*	$30,197	$4,853	$(4,203)	$30,847
margin	16.5%	5.9%		11.6%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

FREE CASH FLOW

(US$ in 000s)

	Three Months Ended March 31,
	2014	2013
Cash Flows used in Continuing Operating Activities	$(39,197)	$(31,454)
Distributions	281	3,096
Interest Expense, Net	12,645	12,325
Changes in Working Capital	48,804	47,800
Changes in Non-Current Assets & Liabilities	12,188	(1,234)
Other	1,723	314

EBITDA	$36,444	$30,847
Net Income Attributable to Noncontrolling Interests	(1,362)	(982)
Capital Expenditures, net (1)	(3,016)	(2,648)
Cash Taxes	(83)	(67)
Cash Interest, net & Other (2)	(11,363)	(11,763)

Free Cash Flow (3)	$20,620	$15,387

(1)	Capital Expenditures, net represents capital expenditures net of landlord reimbursements.
(2)	Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.
(3)	Free Cash Flow is a non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

SCHEDULE 4

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	March 31,	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$17,497	$102,007
Accounts receivable, net	365,475	309,796
Expenditures billable to clients	69,423	63,246
Other current assets	34,535	25,458
Total Current Assets	486,930	500,507

Fixed assets, net	50,540	52,071
Investment in affiliates	320	275
Goodwill	873,855	744,333
Other intangible assets, net	72,800	56,262
Deferred tax assets	22,613	21,131
Other assets	63,214	50,648
Total Assets	$1,570,272	$1,425,227

Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Deficit
Current Liabilities:
Accounts payable	$214,568	$246,694
Accruals and other liabilities	256,718	240,580
Advance billings	180,050	149,540
Current portion of long term debt	424	467
Current portion of deferred acquisition consideration	53,885	53,041
Total Current Liabilities	705,645	690,322

Long-term debt	696,800	664,661
Long-term portion of deferred acquisition consideration	164,893	100,872
Other liabilities	33,068	34,430
Deferred tax liabilities	63,925	63,020
Total Liabilities	1,664,331	1,553,305

Redeemable Noncontrolling Interests	155,980	148,534

Shareholders’ Deficit
Common shares	264,076	262,656
Shares to be issued	424	424
Charges in excess of capital	(151,661)	(126,352)
Accumulated deficit	(474,422)	(465,576)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive income (loss)	1,197	(797)
MDC Partners Inc. Shareholders’ Deficit	(360,441)	(329,700)
Noncontrolling Interests	110,402	53,088
Total Shareholders’ Deficit	(250,039)	(276,612)

Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Deficit	$1,570,272	$1,425,227

SCHEDULE 5

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Three Months Ended March 31,
	2014	2013

Cash flows used in continuing operating activities	$(39,197)	$(31,454)
Discontinued operations	(106)	(1,504)
Net cash used in operating activities	(39,303)	(32,958)

Cash flows used in continuing investing activities	(44,743)	(1,010)
Discontinued operations	-	(11)
Net cash used in investing activities	(44,743)	(1,021)

Net cash provided by (used in) continuing financing activities	(491)	45,068

Effect of exchange rate changes on cash and cash equivalents	27	(59)

Net increase (decrease) in cash and cash equivalents	$(84,510)	$11,030